As filed with the Securities and Exchange Commission on April 28, 1997.
                                        Registration No. 33- __________


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                  PAUL-SON GAMING CORPORATION
     (Exact name of registrant as specified in its charter)

             NEVADA                        88-0310433
 (State or other jurisdiction of        (I.R.S. Employer
 incorporation or organization)        Identification No.)

  2121 INDUSTRIAL ROAD, LAS VEGAS, NEVADA           89102
  (Address of Principal Executive Offices)        (Zip Code)

   PAUL-SON GAMING CORPORATION 1994 LONG-TERM INCENTIVE PLAN
                    (Full title of the plan)

                          ERIC P. ENDY
                  PAUL-SON GAMING CORPORATION
         2121 INDUSTRIAL ROAD, LAS VEGAS, NEVADA  89102
            (Name and address of agent for service)

                         (702) 384-2425
 (Telephone number, including area code, of agent for service)

                            COPY TO:
                     MICHAEL J. BONNER, ESQ.
                     SHERWOOD N. COOK, ESQ.
                KUMMER KAEMPFER BONNER & RENSHAW
                   3800 HOWARD HUGHES PARKWAY
                          SEVENTH FLOOR
                    LAS VEGAS, NEVADA  89109
                         (702) 792-7000

                 CALCULATION OF REGISTRATION FEE


                                      AMOUNT TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED     OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
                                          <F1>         PER UNIT <F2>       PRICE <F2>           FEE

Common Stock, $0.01 par value            500,000          $9.375          $4,687,317         $1,421

<F1>  Represents  the  maximum   number  of   shares  which  may be
      distributed pursuant to this registration statement.
<F2>  Computed pursuant to Rule  457(h)  solely  for  purposes   of
      determining the registration fee, based upon the price at which options to purchase shares outstanding as of the date hereof may be exercised (115,000 shares at $7.50 per share, 20,000 shares at $8.00 per share, 134,000 shares at $8.063 per share, 116,000 shares at $10.75 per share, 100,000 shares at $11.50 per share, and 11,000 shares at $12.125 per share) and, with respect to the balance of the shares, the average of the high and low sale price of the Registrant's common stock as reported on the Nasdaq National Market on April 21, 1997 ($13.875).

                   INCORPORATION BY REFERENCE

      This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 to register 500,000 additional securities (the "Shares") of the same class as those securities for which a registration statement filed on Form S-8 relating to Paul-Son Gaming Corporation 1994 Long-Term Incentive Plan (the "Plan") is effective. The Shares are the result of an amendment (the "Amendment") to the Plan which increased the amount of Paul-Son Gaming Corporation (the "Company") Common
Stock reserved for issuance under the Plan from a total of 500,000 shares to a total of 1,000,000 shares. The Amendment was adopted by the Company's board of directors on July 29, 1996 and approved by the Company's stockholders on October 17, 1996.
Pursuant  to  General  Instruction  E  to  Form  S-8,  except  as otherwise provided herein, the contents of the Company registration statement on Form S-8 (Registration No. 33-84726), filed with the Securities and Exchange Commission on October 4, 1994 and relating to the Plan, are hereby incorporated by this reference.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.     EXHIBITS.


EXHIBIT
NUMBER                        DESCRIPTION

 5.01 Opinion of Kummer Kaempfer Bonner & Renshaw as to the legality of the Shares being registered.

 10.01  Paul-Son  Gaming  Corporation 1994  Long-Term  Incentive
        Plan.

 23.01  Consent of Deloitte & Touche LLP.

 23.02  Consent of McGladrey & Pullen, LLP.

 23.03 Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 5.01).

 24.01  Power of Attorney, contained on page 3.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on April 28, 1997.

                              Paul-Son Gaming Corporation


                              By:  /s/ Paul S. Endy
                                   Paul S. Endy
                                   Chairman of the Board and
                                   Chief Executive Officer
                                   (Principal Executive Officer)


                        POWER OF ATTORNEY

      The undersigned directors and officers of Paul-Son Gaming Corporation hereby appoint Eric P. Endy or Laurence A. Speiser as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



         SIGNATURE                          TITLE                         DATE


    /s/ Paul S. Endy         Chairman of the Board of Directors    April 28, 1997
    Paul S. Endy             and Chief Executive Officer
                             (Principal Executive Officer)

    /s/ Eric P. Endy         President and Director                April 28, 1997
    Eric P. Endy


    /s/ Kirk Scherer         Treasurer  and Chief Financial        April 28, 1997
    Kirk Scherer             Officer (Principal  Financial and
                             Accounting Officer)

                                             -3-

         SIGNATURE                          TITLE                         DATE


    /s/ Laurence A. Speiser  Secretary and Director                April 28, 1997
    Laurence A. Speiser


    /s/ Jerry G. West        Director                              April 28, 1997
   Jerry G. West


    /s/ Richard W. Scott     Director                              April 28, 1997
    Richard W. Scott


    /s/ Martin S. Winick     Director                              April 28, 1997
    Martin S. Winick


                               -4-

                          EXHIBIT INDEX

EXHIBIT                                                  SEQUENTIAL
NUMBER                    DESCRIPTION                    PAGE NUMBER


 5.01   Opinion  of Kummer Kaempfer Bonner  &  Renshaw       6
        re: legality of the Shares being registered.

10.01   Paul-Son  Gaming  Corporation  1994  Long-Term       8
        Incentive Plan.

23.01   Consent of Deloitte & Touche LLP.                   19

23.02   Consent of McGladrey & Pullen, LLP.                 21

23.03   Consent  of Kummer Kaempfer Bonner  &  Renshaw
        (contained in Exhibit 5.01).

24.01   Power of Attorney, contained on page 3.

                               -5-

